SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):              May 2, 1996



                                 MEDISENSE , INC.
             (Exact name of registrant as specified in its charter)



           Massachusetts         0-24072              04-2728017

           (State or Other       (Commission          (IRS Employer
           Jurisdiction  of      File Number)         Identification No.)
           Incorporation)



                      266 Second Avenue, Waltham, MA  02154
             (Address of principal executive offices)  (Zip Code)



Registrant's telephone number:                         (617) 895-6000




                                  N/A
       (Former name or former address, if changed since last report)






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ITEM 1.   CHANGE IN CONTROL OF REGISTRANT

     (a) Change in Control. On May 2, 1996, Abbott Laboratories, an Illinois corporation ("Abbott"), announced that its wholly owned subsidiary, AAC Acquisition Corporation, Inc., a Massachusetts corporation ("AAC"), had accepted for payment all shares of common stock and Class B common stock (together, the "Common Stock") of Medisense, Inc., a Massachusetts corporation (the "Registrant"), tendered pursuant to its tender offer (the "Offer") for the Registrant's Common Stock, which expired as scheduled at 12:00 midnight on May 1, 1996. 19,861,187 shares of common stock, including all shares of Class B common stock and shares tendered pursuant to the procedure for guaranteed delivery, had been tendered pursuant to the Offer, which constitute approximately 98.37% of the Registrant's Common Stock outstanding. AAC will pay consideration in the approximate amount of $876 million, net of the exercise price on existing options for the Registrant's shares, which it will obtain from Abbott. Abbott will obtain the funds from the proceeds of unsecured short term borrowings at market interest rates.

     The planned merger of AAC (or another wholly-owned subsidiary of Abbott) into the Registrant (the "Merger"), pursuant to the Agreement and Plan of Merger dated as of March 29, 1996 among Abbott, AAC and the Registrant (the "Merger Agreement") will occur following a Special Meeting of Stockholders expected to be held in June or July, 1996. An information statement relating to the Special Meeting is expected to be mailed to record holders of the Registrant's common stock in late May or June 1996.

     Arrangements/Understandings with Respect to Election of Directors. Pursuant to the Merger Agreement, AAC now has the right to designate a number of directors on the Registrant's Board of Directors equal to the product of (i) the total number of directors on the Registrant's Board of Directors and (ii) AAC's percentage ownership of the outstanding shares of the common stock. The Merger Agreement provides that the Registrant will, upon request of AAC, promptly either increase the size of the Board (and will, if necessary, amend the Registrant's By-laws to permit such an increase) or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable AAC's designees to be so elected. The Merger Agreement also provides that, promptly upon request of AAC, the Registrant will use its reasonable best efforts to cause persons designated by AAC to constitute the same percentage as the number of AAC's designees to the Board bears to the total number of directors on the Board on (i) each committee of the Board, (ii) each board of directors or similar governing body or bodies of each subsidiary of the Registrant designated by AAC and (iii) each committee of each such board or body. Effective May 2, 1996, the following directors of the Registrant resigned: John F. Gaither, Jr.; Richard C.E. Morgan; Raymond Oddi; Kenneth E. Quickel, Jr.; Peter R. Rosenblatt; and James R. Tobin. Pursuant to the request of AAC, effective May 2, 1996 the following persons were elected directors of the Registrant: Gary P. Coughlan, Jose M. de Lasa and Miles D. White.

     (b)  Arrangements Resulting in Change in Control on Subsequent Date.
None.



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


None.





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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDISENSE, INC.


Date:     May 7, 1996              By:  s/ John H. Chiricotti
                                   Title:  Chief Financial Officer










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